UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 11, 2010 (August 9, 2010)

BLOUNT INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-11549	63 0780521
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4909 SE International Way, Portland, Oregon		97222-4679
(Address of principal executive offices)		(Zipcode)

Registrant’s telephone number, including area code: (503) 653-8881

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 10, 2010, Blount International, Inc. (the “Corporation”), through its wholly owned subsidiary, Blount, Inc. (“Blount”), completed the acquisition of all of the capital stock of SP Companies, Inc. (“SpeeCo”) from SpeeCo Companies, L.L.C. its sole shareholder (the “Transaction”), pursuant to a Stock Purchase Agreement (the “Agreement”), dated August 9, 2010, by and between Blount and SpeeCo Companies, L.L.C.

The Corporation paid approximately $90 million in cash, subject to certain adjustments that will be based upon verification of SpeeCo’s closing date balance sheet.  Pursuant to the terms of the Agreement, a portion of such consideration was used to satisfy all of the outstanding debt of SpeeCo at the time of the Transaction.  The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K.

SpeeCo, located in Golden, Colorado, was founded in 1957 and is a supplier of log splitters, post-hole diggers, tractor three-point linkage parts and equipment and farm accessories. SpeeCo employs approximately 140 employees, most at its Colorado manufacturing facility, and distributes almost all of its products domestically.

A copy of the Corporation’s press release announcing the Transaction is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 2.01.  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

The disclosure contained in Item 1.01 above is incorporated herein by reference.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits:

2.1	Stock Purchase Agreement by and between Blount, Inc. and SpeeCo Companies L.L.C. dated as of August 9, 2010.
99.1	Press release dated August 10, 2010 issued by Blount International, Inc.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BLOUNT INTERNATIONAL, INC., Registrant

Dated: August 10, 2010	By:	/s/ Richard H. Irving, III
Name: Richard H. Irving, III
Title: Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

2.1	Stock Purchase Agreement by and between Blount, Inc. and SpeeCo Companies L.L.C. dated as of August 9, 2010.
99.1	Press release dated August 10, 2010 issued by Blount International, Inc.